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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME                                                              JURISDICTION OF INCORPORATION
----                                                              -----------------------------
Aironet Canada Inc.                                               Ontario, Canada
Aironet Canada Limited                                            Ontario, Canada
Aironet S.A.                                                      Belgium
Aironet International Limited                                     United Kingdom
Aironet Wireless Communications, Inc.                             Delaware
Meta Holding Corporation                                          Delaware
Metanetics Corporation                                            Delaware
N.V. Telxon Belgium S.A.                                          Belgium
PenRight! Corporation                                             Delaware
Productos y Sevicios de Telxon, S.A. de C.V.                      Mexico
PTC Airco, Inc.                                                   Delaware
Teletransaction, Inc.                                             Delaware
Telxon Australia Pty., Ltd.                                       Australia
Telxon Canada Corporation Ltd.                                    Ontario, Canada
Telxon Corporation Systems Espana, S.A.                           Spain
Telxon Data Systems A.G.                                          Switzerland
Telxon France S.A.                                                France
Telxon Foreign Sales Corporation                                  U.S. Virgin Islands
Telxon International Procurement Services, Inc.                   Delaware
Telxon Italia S.r.l.                                              Italy
Telxon Japan Ltd.                                                 Japan
Telxon Limited                                                    United Kingdom
Telxon mde GMBH                                                   Germany
Telxon Products, Inc.                                             Delaware
Telxon Trading Co., Inc.                                          Delaware
The Retail Technology Group, Inc.                                 Delaware
TLXITX Corporation                                                Washington
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